EX-99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Unless the context otherwise requires, when used in this Exhibit 99.2 to the Amendment No. 1 on Form 8-K/A, the terms Genesee & Wyoming, GWI and the Company refer to Genesee & Wyoming Inc. and its subsidiaries. All references to currency amounts included in this Amendment No. 1 on Form 8-K/A, including the financial statements, are in United States dollars unless specifically noted otherwise.

Introduction to Unaudited Pro Forma Condensed Combined Financial Statements

The following unaudited pro forma financial statements give effect to the purchase of certain assets of FreightLink Pty Ltd (receivers and managers appointed) (FL), Asia Pacific Transport Pty Ltd (receivers and managers appointed) (APT) and the other APT joint venture sellers (together with FL and APT, FreightLink or Asia Pacific Transport Consortium or APTC) by Genesee & Wyoming (FreightLink Acquisition). The unaudited pro forma balance sheet as of September 30, 2010 is presented as if the FreightLink Acquisition had occurred on September 30, 2010. The unaudited pro forma statements of operations of GWI and FreightLink for the nine months ended September 30, 2010 and the year ended December 31, 2009 are presented as if the FreightLink Acquisition had taken place on January 1, 2009.

FreightLink’s fiscal year end is June 30 and GWI’s fiscal year end is December 31. Since FreightLink and GWI have different fiscal year end dates, the unaudited pro forma condensed financial statements are prepared based on comparable periods. The unaudited pro forma balance sheet was based on the historical balance sheets of GWI and FreightLink at September 30, 2010. The foreign exchange rate used to translate the FreightLink balance sheet to United States dollars was $0.97 for one Australian dollar (which was the exchange rate on September 30, 2010). The unaudited pro forma statement of operations for the nine months ended September 30, 2010, was based upon GWI’s historical consolidated statement of operations for the nine months ended September 30, 2010 and the sum of FreightLink’s historical quarterly statements of operations for the three months ended March 31, June 30, and September 30, 2010. The foreign exchange rates used to translate FreightLink’s statements of operations to United States dollars were $0.90, $0.88 and $0.91 for one Australian dollar for the three months ended March 31, June 30, and September 30, 2010, respectively (which were calculated based on average daily exchange rates during each of those periods). The unaudited pro forma statement of operations for the year ended December 31, 2009, was based upon GWI’s historical consolidated statement of operations for the year ended December 31, 2009 and the sum of FreightLink’s historical quarterly statements of operations for the three months ended March 31, June 30, September 30, and December 31, 2009. The foreign exchange rates used to translate FreightLink’s statements of operations to United States dollars were $0.66, $0.76, $0.83 and $0.91 for one Australian dollar for the three months ended March 31, June 30, September 30, and December 31, 2009, respectively (which were calculated based on average daily exchange rates during each of those periods).

The FreightLink Acquisition is being accounted for under the acquisition method of accounting under accounting principles generally accepted in the United States of America (United States GAAP). Under the acquisition method of accounting, all identifiable assets acquired and liabilities assumed are recorded at their estimated acquisition-date fair values. Management has made a preliminary estimate of the fair values of the assets acquired and liabilities assumed based on various estimates that are not yet final but that management believes are reasonable under the circumstances and which are described in the accompanying notes. The final determination of these estimated fair values is subject to completion of an ongoing assessment and may differ materially from the preliminary estimate.

The unaudited pro forma financial statements are based on the estimates and assumptions which are preliminary and have been made solely for the purposes of developing such pro forma information. The pro forma adjustments are described in the accompanying footnotes. The pro forma adjustments included in the unaudited pro forma financial statements have been limited to only those adjustments that are: directly attributable to the transaction, factually supportable, and, in the case of the pro forma statements of operations, adjustments expected to have a continuing impact on GWI’s financial results. In addition, the pro forma financial statements do not include the impact of any potential operating efficiencies, savings from expected synergies, costs to integrate the operations or costs necessary to achieve savings from expected synergies or the impact of derivative instruments that GWI has entered into or may enter into to mitigate interest rate or currency exchange rate risk. The unaudited pro forma information is for information purposes only and is not necessarily an indication of the financial condition or the results that would have been achieved had this acquisition been completed as of the dates indicated or that may be achieved in the future.

These unaudited pro forma financial statements should be read in conjunction with (i) the accompanying notes to the unaudited pro forma financial statements, (ii) GWI’s historical consolidated financial statements and related notes included in GWI’s Annual Report on Form 10-K for the year ended December 31, 2009, (iii) the audited financial statements of APTC and related notes included herein, (iv) “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in GWI’s Annual Report on Form 10-K for the year ended December 31, 2009, (v) GWI’s Quarterly Report on Form 10-Q for the period ended September 30, 2010 and (vi) the unaudited financial statements of APTC for the quarterly periods ended March 31, 2009 through September 30, 2010.

Genesee & Wyoming Inc.

Pro Forma Condensed Combined Balance Sheet

As of September 30, 2010

(dollars in thousands, except share amounts)

(unaudited)

	GWI	FreightLink	Eliminations	Combined	Net Assets Not Acquired	Acquisition Adjustments		Pro Forma
ASSETS
CURRENTS ASSETS:
Cash and cash equivalents	$196,659	$30,009	$—	$226,668	$(30,009)	$(152,749	)a.	$43,910
Restricted cash	—	14,438	—	14,438	(14,438)	—		—
Accounts receivable, net	113,646	13,453	(2,465)	124,634	(10,988)	156	b.	113,802
Materials and supplies	9,578	3,036	—	12,614	—	180	c.	12,794
Prepaid expenses and other	15,851	3,138	—	18,989	(3,040)	—		15,949
Deferred income tax assets, net	15,447	—	—	15,447	—	165	d.	15,612
Current assets of discontinued operations	107	—	—	107	—	—		107

Total current assets	351,288	64,074	(2,465)	412,897	(58,475)	(152,248)		202,174

PROPERTY AND EQUIPMENT, net	1,051,973	336,925	—	1,388,898	—	(17,325	)e.	1,371,573
GOODWILL	160,626	—	—	160,626	—	—		160,626
INTANGIBLE ASSETS, net	239,128	—	—	239,128	—	—		239,128
DEFERRED INCOME TAX ASSETS, net	2,891	—	—	2,891	—	—		2,891
OTHER ASSETS, net	12,612	—	—	12,612	—	873	f.	13,485

Total assets	$1,818,518	$400,999	$(2,465)	$2,217,052	$(58,475)	$(168,700)		$1,989,877

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$28,046	$768,824	$—	$796,870	$(768,824)	$—		$28,046
Accounts payable	116,729	13,609	(2,465)	127,873	(11,144)	(871	)g.	115,858
Accrued expenses	50,092	16,886	—	66,978	(16,336)	156	h.	50,798
Deferred income tax liabilities, net	986	—	—	986	—	—		986
Current liabilities of discontinued operations	2	—	—	2	—	—		2

Total current liabilities	195,855	799,319	(2,465)	992,709	(796,304)	(715)		195,690

LONG-TERM DEBT, less current portion	401,863	1,336	—	403,199	—	194,150	i.	597,349
DEFERRED INCOME TAX LIABILITIES, net	262,969	—	—	262,969	—	—		262,969
DEFERRED ITEMS - grants from outside parties	161,828	46,869	—	208,697	(46,869)	—		161,828
OTHER LONG-TERM LIABILITIES	27,212	15,762	—	42,974	(15,762)	—		27,212
COMMITMENTS AND CONTINGENCIES	—	13,124	—	13,124	(13,124)	—		—
EQUITY:
Class A Common Stock	514	2	—	516	—	(2	)j.	514
Class B Common Stock	25	—	—	25	—	—		25
Additional paid-in capital	344,217	93,258	—	437,475	—	(93,258	)j.	344,217
Retained earnings (deficit)	602,315	(568,671)	—	33,644	813,584	(268,875	)k.	578,353
Accumulated other comprehensive income	25,346	—	—	25,346	—	—		25,346
Treasury stock, at cost	(203,626)	—	—	(203,626)	—	—		(203,626)

Total equity	768,791	(475,411)	—	293,380	813,584	(362,135)		744,829

Total liabilities and equity	$1,818,518	$400,999	$(2,465)	$2,217,052	$(58,475)	$(168,700)		$1,989,877

The accompanying notes are an integral part of these pro forma condensed combined financial statements.

Genesee & Wyoming Inc.

Pro Forma Condensed Combined Statement of Operations

For the Nine Months Ended September 30, 2010

(dollars in thousands, except per share amounts)

(unaudited)

	GWI	FreightLink	Eliminations	Combined	Impact of Net Assets Not Acquired		Acquisition Adjustments		Pro Forma
OPERATING REVENUES	$460,524	$85,613	$(16,226)	$529,911	$—		$—		$529,911
OPERATING EXPENSES:	354,033	71,834	(16,226)	409,641	—		(4,267	)n.	405,374

INCOME FROM OPERATIONS	106,491	13,779	—	120,270	—		4,267		124,537
Interest income	1,597	1,160	—	2,757	(75	)l.	(343	)o.	2,339
Interest expense	(16,247)	(61,118)	—	(77,365)	61,043	m.	(6,395	)p.	(22,717)
Other income, net	693	—	—	693	—		—		693

INCOME/(LOSS) FROM CONTINUING OPERATIONS BEFORE TAXES	92,534	(46,179)	—	46,355	60,968		(2,471)		104,852
PROVISION FOR INCOME TAXES	33,817	—	—	33,817	—		3,695	q.	37,512

INCOME/(LOSS) FROM CONTINUING OPERATIONS	$58,717	$(46,179)	$—	$12,538	$60,968		$(6,166)		$67,340

Basic earnings (loss) per common share from continuing operations	$1.51								$1.74

Weighted average shares - Basic	38,774								38,774

Diluted earnings (loss) per common share from continuing operations	$1.41								$1.62

Weighted average shares - Diluted	41,675								41,675

The accompanying notes are an integral part of these pro forma condensed combined financial statements.

Genesee & Wyoming Inc.

Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2009

(dollars in thousands, except per share amounts)

(unaudited)

	GWI	FreightLink	Eliminations	Combined	Impact of Net Assets Not Acquired		Acquisition Adjustments		Pro Forma
OPERATING REVENUES	$544,866	$99,881	$(16,980)	$627,767	$—		$—		$627,767
OPERATING EXPENSES:	445,544	79,387	(16,980)	507,951	—		13	t.	507,964

INCOME FROM OPERATIONS	99,322	20,494	—	119,816	—		(13)		119,803
Gain on sale of investment in Bolivia	391	—	—	391	—		—		391
Interest income	1,065	687	—	1,752	(82	)r.	(576	)u.	1,094
Interest expense	(26,902)	(64,186)	—	(91,088)	64,104	s.	(7,822	)v.	(34,806)
Other income, net	2,115	—	—	2,115	—		—		2,115

INCOME/(LOSS) FROM CONTINUING OPERATIONS BEFORE TAXES	75,991	(43,005)	—	32,986	64,022		(8,411)		88,597
PROVISION FOR INCOME TAXES	15,916	—	—	15,916	—		3,782	w.	19,698

INCOME/(LOSS) FROM CONTINUING OPERATIONS	$60,075	$(43,005)	$—	$17,070	$64,022		$(12,193)		$68,899

Basic earnings (loss) per common share from continuing operations	$1.66								$1.91

Weighted average shares - Basic	36,146								36,146

Diluted earnings (loss) per common share from continuing operations	$1.54								$1.77

Weighted average shares - Diluted	38,974								38,974

The accompanying notes are an integral part of these pro forma condensed combined financial statements.

1.	CHANGES IN OPERATIONS:

On December 1, 2010, GWI completed the FreightLink Acquisition. Pursuant to the Business Sale Agreement, dated as of June 9, 2010, as amended (the BSA), with FreightLink and the Company’s wholly owned subsidiary, GWA (North) Pty Ltd (GWAN), GWAN acquired FreightLink’s freight rail business between Tarcoola, South Australia and Darwin in the Northern Territory of Australia, certain material contracts, equipment and property leases, as well as FreightLink’s plant, equipment and business inventory and the assumption of debt with a carrying value of A$1.8 million (or $1.7 million at the December 1, 2010 exchange rate) (the Corporation Loan) for A$331.9 million (or $321.6 million at the December 1, 2010 exchange rate).

On January 1, 2009, GWI adopted a new accounting standard in accordance with United States GAAP that changed the accounting for mergers and acquisitions. Under the new accounting standard, all acquisition-related costs are expensed as incurred, rather than capitalized. GWI incurred $4.2 million of acquisition costs through September 30, 2010, and incurred an additional $24.0 million of acquisition costs in the fourth quarter of 2010, principally related to stamp duty (an Australian asset transfer tax).

GWI accounted for the transaction using the acquisition method of accounting under United States GAAP. Under the acquisition method of accounting, the assets and liabilities of FreightLink have been recorded at their respective estimated acquisition-date fair values and have been consolidated with those of GWI as of the acquisition date. The foreign exchange rate used to translate the pro forma balance sheet to United States dollars was $0.97 for one Australian dollar (which was the exchange rate on September 30, 2010). The preliminary acquisition-date fair values assigned to the acquired net assets reflected in these pro forma financial statements were as follows (dollars in thousands):

	AUD	USD
Accounts receivable, net	$161	$156
Materials and supplies	3,328	3,216
Prepaid expenses and other	101	98
Deferred income tax assets	171	165
Property and equipment	330,712	319,600

Total assets	$334,473	$323,235

Accrued expenses	$731	$706
Long-term debt	1,806	1,745

Net assets	$331,936	$320,784

GWI financed the FreightLink Acquisition by borrowing $100.0 million and A$97.0 million (or $94.0 million at the December 1, 2010 exchange rate), under its credit agreement, as amended. For a description of the material terms and conditions of the borrowings under the credit agreement, please see GWI’s Form 8-K filed with the United States Securities and Exchange Commission on August 8, 2008.

Upon the closing of the FreightLink Acquisition, in each case dependent on a ratio of funded debt to EBITDAR (earnings before interest, taxes, depreciation, amortization and rental expenses), the range of applicable margins applied to borrowings are as follows:

	Applicable Margin Changed from:	Applicable Margin Changed to:
Base rate borrowings	low of 0.25% to high of 1.00%	low of 0.75% to high of 1.50%
LIBOR rate borrowings	low of 1.25% to high of 2.00%	low of 1.75% to high of 2.50%
Commitment fee rate	low of 0.20% to high of 0.40%	low of 0.25% to high of 0.50%

2.	PRO FORMA STATEMENTS:

The “FreightLink” columns reflect APTC’s actual balance sheet as of September 30, 2010, and the sum of APTC’s historical quarterly statements of operations for the three months ended March 31, June 30, and September 30, 2010, and the sum of APTC’s historical statements of operations for the three months ended March 31, June 30, September 30, and December 31, 2009. GWI’s subsidiary, Genesee & Wyoming Australia Pty Ltd (GWA), has historically operated FreightLink’s rail haulage services and provided its crews, managed its train operations and also leased locomotives and wagons to FreightLink. The “Eliminations” column reflects the intercompany transactions for freight rail services historically provided by GWA to FreightLink. GWI purchased only certain assets and assumed only certain liabilities of FreightLink as defined in the BSA. The “Net Assets Not Acquired” column eliminates these excluded balances at their historical amounts. The “Acquisition Adjustments” columns include the following pro forma adjustments:

Pro Forma Condensed Combined Balance Sheet:

a.	Represents the following components:

•	The cash payment of $0.9 million for debt issuance costs (see f. below).

•	$193.7 million in cash proceeds from borrowings to finance the purchase of FreightLink’s assets (see i. below).

•	The cash payment of $0.9 million for acquisition costs accrued as of September 30, 2010 (see g. below).

•	The purchase price of A$331.9 million (or $320.8 million at the September 30, 2010 exchange rate) for the acquisition of the assets of FreightLink.

•	The cash payment of $24.0 million for stamp duty and additional transactions costs (see k. below).

b.	Represents the fair value of a receivable related to a derailment liability assumed in the acquisition that occurred in November 2010.

c.	Represents an adjustment to materials and supplies to reflect the fair values of the assets acquired as of the acquisition date.

d.	Represents the estimated deferred income taxes as of the acquisition date.

e.	Represents an adjustment to property and equipment to reflect the fair values of the assets acquired as of the acquisition date.

f.	Represents $0.9 million of debt issuance costs associated with the previously disclosed amendments to GWI’s credit agreement to accommodate the FreightLink Acquisition.

g.	Represents $0.9 million cash payment for acquisition costs accrued as of September 30, 2010.

h.	Represents a liability assumed by GWI for a derailment that occurred in November 2010. See comment b. above for offsetting asset.

i.	Represents $193.7 million of borrowings from the revolving credit agreement to finance a portion of the purchase price of FreightLink’s assets ($100.0 million plus A$97.0 million (or $93.7 million at the September 30, 2010 exchange rate)) and $0.4 million to adjust the A$50.0 million non-interest bearing Corporation Loan due January 14, 2054, assumed as described in Note 1, to its fair value as of the acquisition date.

j.	Represents the elimination of FreightLink’s historical equity accounts.

k.	Represents the elimination of FreightLink’s remaining retained deficit of $244.9 million and an adjustment to reduce GWI’s retained earnings by A$16.9 million (or $16.3 million at the September 30, 2010 exchange rate) for stamp duty expense (an Australian asset transfer tax) and $7.7 million for additional costs related to the acquisition of the assets of FreightLink.

Pro Forma Condensed Combined Statement of Operations:

l.	Represents an adjustment to eliminate deferred grant income related to a liability not assumed by GWI.

m.	Represents the elimination of $61.0 million of interest expense related to debt not assumed in the acquisition.

n.	Represents the elimination of $4.2 million of acquisition costs incurred prior to September 30, 2010 and to reduce depreciation expense by $0.1 million as a result of the change in the recorded value of property and equipment, which will be depreciated over estimated useful lives of 2 to 50 years.

o.	Represents an adjustment to interest income for the reduction in available cash and cash equivalents due to the use of $128.2 million to fund the transaction, assuming both the $100.0 million cash on hand to fund the acquisition and $28.2 million of acquisition costs were paid on January 1, 2009. An interest rate of 0.36% was used to estimate the reduction in interest income as this rate reflects GWI’s average interest rate during the nine months ended September 30, 2010.

p.	Represents the following components:

•

$6.1 million of interest expense on the borrowings under the revolving credit agreement to finance a portion of the purchase price. A 1/8% variance in the variable interest rates would change the pro forma net income by approximately $0.1 million.

•	$0.2 million amortization of debt issuance costs associated with the previously disclosed amendments to GWI’s credit agreement.

q.	Represents the additional tax provision required to report FreightLink as a tax paying entity and the tax effect of the net pro forma adjustments to income before income taxes. These adjustments were calculated using the Australian statutory income tax rate of 30%.

r.	Represents an adjustment to eliminate deferred grant income related to a liability not assumed by GWI.

s.	Represents the elimination of $64.1 million of interest expense on debt not assumed in the acquisition.

t.	Represents additional depreciation expense as a result of the change in recorded value of property and equipment, which will be depreciated over estimated useful lives of 2 to 50 years.

u.	Represents an adjustment to interest income for the reduction in available cash and cash equivalents due to the use of $128.2 million to fund the transaction, assuming both the $100.0 million cash on hand to fund the acquisition and $28.2 million of acquisition costs were paid on January 1, 2009. An interest rate of 0.45% was used to estimate the reduction in interest income as this rate reflects GWI’s average interest rate during the twelve months ended December 31, 2009.

v.	Represents the following components:

•

$7.5 million of interest expense on the borrowings under the revolving credit facility to finance a portion of the purchase price. A 1/8% variance in the variable interest rates would change the pro forma net income by approximately $0.1 million.

•	$0.3 million amortization of debt issuance costs associated with the previously disclosed amendments to GWI’s credit agreement.

w.	Represents the additional tax provision required to report FreightLink as a tax paying entity and the tax effect of the net pro forma adjustments to income before income taxes. These adjustments were calculated using the Australian statutory income tax rate of 30%.